EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-71134) pertaining to Cabot Oil & Gas Corporation of our report dated June 11, 2004, related to the financial statements and supplemental schedule of the Cabot Oil & Gas Corporation Savings Investment Plan, included in this annual report on Form 11-K for the year ended December 31, 2003.

/s/ Mann Frankfort Stein & Lipp CPAs, L.L.P.

Houston, Texas

June 28, 2004